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                                                                                       Exhibit 12(a)
    THE POTOMAC EDISON COMPANY

    COMPUTATION IN SUPPORT OF RATIO OF EARNINGS TO FIXED CHARGES
     (DOLLAR AMOUNTS IN THOUSANDS)


                                         12 Months   Years Ended December 31,
                                           Ended
                                          3/31/94       1993       1992       1991       1990       1989

    Earnings:
        Net income                         $78,973     $73,467    $67,476    $58,241    $61,580    $69,678
        Fixed charges (see below)           44,037      44,501     40,156     37,665     34,101     30,043
        Income taxes                        34,520      30,630     28,923     24,510     25,876     28,201

               Total Earnings             $157,530    $148,598   $136,555   $120,416   $121,557   $127,922


    Fixed Charges:
        Interest on long-term debt         $42,196     $42,695    $38,081    $35,053    $29,485    $26,566
        Other interest                       1,153       1,107      1,311      1,778      3,564      2,239
        Estimated interest component
           of rentals                          688         699        764        834      1,052      1,238

               Total Fixed Charges         $44,037     $44,501    $40,156    $37,665    $34,101    $30,043

    Ratio of Earnings to Fixed Charges        3.58        3.34       3.40       3.20       3.56       4.26
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